UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Phillips Edison – ARC Grocery Center REIT II, Inc. (the “Company”) has entered into an agreement to acquire a shopping center containing 80,265 rentable square feet located in Staunton, Virginia (“Staunton Plaza”). On December 18, 2013, an affiliate of the Company’s sub-advisor, Phillips Edison Group LLC (the “Affiliate”), entered into a purchase agreement with Staunton Plaza, LLC, a Virginia limited liability company, to purchase Staunton Plaza. On January 27, 2014, the Affiliate assigned this purchase agreement to the Company’s indirect, wholly owned subsidiary for $500,000, which is the amount of the deposit made by the Affiliate under the purchase agreement. The seller is not affiliated with the Company or the Affiliate.

The contract purchase price for Staunton Plaza is $17.2 million, excluding closing costs. If the purchase is consummated, the Company expects that the purchase price will be funded from financing proceeds and the proceeds of its initial public offering. Staunton Plaza is 100% leased to five tenants and is anchored by a Martin’s grocery store.

The consummation of the purchase of Staunton Plaza is subject to substantial conditions. The consummation of this acquisition generally will depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring related to Staunton Plaza; and

•	the Company’s obtaining the necessary financing to fund the acquisition.

Other assets may be identified in the future that the Company may acquire before or instead of the investment described above. At the time of filing, the Company cannot make any assurances that the closing of this investment will occur.

Item 7.01. Regulation FD Disclosure

On January 24, 2014, the Company’s board of directors authorized distributions for the month of February 2014. These distributions will be calculated daily based on stockholders of record at the close of business each day in the period commencing February 1, 2014 through and including February 28, 2014 in an amount equal to $0.00445205479 per share of common stock, par value $0.01 per share. A portion of each distribution is expected to constitute a return of capital for tax purposes. Distributions will be paid in cash or shares from the Company’s distribution reinvestment plan on such date in March 2014 as a co-president of the Company may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

Dated: January 28, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer